                                                                     EXHIBIT 1.1




                             SYNOVUS FINANCIAL CORP.
                             (a Georgia corporation)


                             UNDERWRITING AGREEMENT


                               December ___, 2000

                                TABLE OF CONTENTS

                                                                                                                    Page
                                                                                                                    ----
SECTION 1.    REPRESENTATIONS AND WARRANTIES.....................................................................    2
     (a)      REPRESENTATIONS AND WARRANTIES BY THE COMPANY......................................................    2
     (b)      OFFICER'S CERTIFICATES.............................................................................    7

SECTION 2.    SALE AND DELIVERY TO UNDERWRITERS; CLOSING.........................................................    7
     (a)      UNDERWRITTEN SECURITIES............................................................................    7
     (b)      SALE AND PURCHASE..................................................................................    7
     (c)      PAYMENT............................................................................................    7
     (d)      DENOMINATIONS; REGISTRATION........................................................................    8

SECTION 3.    COVENANTS OF THE COMPANY...........................................................................    8
     (a)      COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS.....................................    8
     (b)      FILING OF AMENDMENTS...............................................................................    8
     (c)      DELIVERY OF REGISTRATION STATEMENTS................................................................    9
     (d)      DELIVERY OF PROSPECTUSES...........................................................................    9
     (e)      CONTINUED COMPLIANCE WITH SECURITIES LAWS..........................................................   10
     (f)      BLUE SKY QUALIFICATIONS............................................................................   10
     (g)      EARNINGS STATEMENT.................................................................................   10
     (h)      USE OF PROCEEDS....................................................................................   10
     (i)      RESTRICTION ON SALE OF SECURITIES..................................................................   10
     (j)      REPORTING REQUIREMENTS.............................................................................   11

SECTION 4.    PAYMENT OF EXPENSES................................................................................   11
     (a)      EXPENSES...........................................................................................   11
     (b)      TERMINATION OF AGREEMENT...........................................................................   12

SECTION 5.    CONDITIONS OF UNDERWRITERS' OBLIGATIONS............................................................   12
     (a)      EFFECTIVENESS OF REGISTRATION STATEMENT............................................................   12
     (b)      OPINION OF COUNSEL FOR COMPANY.....................................................................   13
     (c)      OPINION OF COUNSEL FOR UNDERWRITERS................................................................   13
     (d)      OFFICERS' CERTIFICATE..............................................................................   13
     (e)      ACCOUNTANT'S COMFORT LETTER........................................................................   13
     (f)      BRING-DOWN COMFORT LETTER..........................................................................   13
     (g)      RATINGS............................................................................................   14
     (h)      ADDITIONAL DOCUMENTS...............................................................................   14

SECTION 6.    INDEMNIFICATION....................................................................................   14
     (a)      INDEMNIFICATION OF UNDERWRITERS....................................................................   14
     (b)      INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS.................................................   15
     (c)      ACTIONS AGAINST PARTIES; NOTIFICATION..............................................................   15
     (d)      SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE.................................................   16


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
SECTION 7.    CONTRIBUTION.......................................................................................    17

SECTION 8.    REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.....................................    18

SECTION 9.    TERMINATION........................................................................................    18
     (a)      UNDERWRITING AGREEMENT.............................................................................    18
     (b)      TERMINATION; GENERAL...............................................................................    18
     (c)      LIABILITIES........................................................................................    19

SECTION 10.   DEFAULT BY ONE OR MORE OF THE UNDERWRITERS.........................................................    19

SECTION 11.   NOTICES............................................................................................    20

SECTION 12.   PARTIES............................................................................................    20

SECTION 13.   GOVERNING LAW AND TIME.............................................................................    20

SECTION 14.   EFFECT OF HEADINGS.................................................................................    20

                                  $200,000,000

                             SYNOVUS FINANCIAL CORP.
                             (a Georgia corporation)

                          ______% Senior Notes Due 2005

                             UNDERWRITING AGREEMENT


                               December ___, 2000


Banc of America Securities LLC
Goldman, Sachs & Co.
The Robinson-Humphrey Company, LLC
Salomon Smith Barney Inc.

c/o Banc of America Securities LLC
100 North Tryon Street
Charlotte, North Carolina  28255

Ladies and Gentlemen:

         Synovus Financial Corp., a Georgia corporation (the "Company"), proposes to issue and sell $200,000,000 aggregate principal amount of its ___% Senior Notes Due 2005 (the "Underwritten Securities") to Banc of America Securities LLC, Goldman, Sachs & Co., The Robinson-Humphrey Company, LLC and Salomon Smith Barney Inc. (the "Underwriters," which term shall include any Underwriter substituted pursuant to Section 10 hereof) upon the terms and conditions set forth herein. The Underwritten Securities will be issued under an indenture, dated as of December ___, 2000 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"), filed as an exhibit to Amendment No. 1 to the Registration Statement (as defined below). Banc of America Securities LLC will act as representative (the "Representative") for the Underwriters.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-49686) for the registration of the Underwritten Securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof in accordance with the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement (as so amended, if applicable) has been declared effective by the Commission and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement, as amended by Amendment No. 1 thereto, including the information deemed to be a part thereof pursuant to Rule 430A of the 1933 Act Regulations (the "Rule 430A Information"), is referred to herein as the "Registration Statement"; and the final prospectus relating to the offering of the Underwritten Securities, in the form first filed pursuant to Rule 424(b) under the 1933 Act, is referred to herein as the "Prospectus;" provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), as of, in the case of the Registration Statement, its effective date and, in the case of the Prospectus, the date of such Prospectus; and provided further, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then, after such filing, all references to "Registration Statement" shall also be deemed to include the Rule 462(b) Registration Statement. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the registration statement became effective and any prospectus that omitted the Rule 430A Information, or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, that was used after such effectiveness. For purposes of this Underwriting Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Underwriting Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include the filing of any document after the effective date of the Registration Statement or the date of such Prospectus or preliminary prospectus, as the case may be, under the 1934 Act which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be.

         SECTION 1. REPRESENTATIONS AND WARRANTIES.

         (A) REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to each Underwriter, as of the date hereof and as of the Closing Time (as defined below), as follows:

                  (i) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Indenture has been duly qualified under the 1939 Act. At the respective times the Registration Statement and any Rule 462(b) Registration Statement and any post-effective amendments thereto became or become effective, the Registration Statement, such Rule 462(b) Registration Statement and such amendments complied or upon such effectiveness will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and, to the extent applicable, the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not or upon such effectiveness will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendment or supplement thereto, as of the date of the Prospectus or any such amendment or supplement, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and, to the extent applicable, the 1939 Act and the 1939 Act Regulations and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the


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

         statements therein, in the light of the circumstances under which they were made, not misleading, and the Prospectus, as amended or supplemented at the Closing Time, will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and, to the extent applicable, the 1939 Act and the 1939 Act Regulations and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the 1939 Act of the Trustee or (ii) the statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement or Prospectus. Each preliminary prospectus, at the time filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations, and to the extent applicable, the 1939 Act and the 1939 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of Underwritten Securities has been or will be, as the case may be, filed by electronic transmission with the Commission pursuant to EDGAR in compliance in all material respects with Regulation S-T.

                  (ii) INCORPORATED DOCUMENTS. The documents incorporated by reference in the Registration Statement and the Prospectus (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission (the "Annual Report on Form 10-K")), at the time they were or hereafter are filed with the Commission, complied or upon such filing will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and did not or upon such filing will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (iii) GOOD STANDING OF THE COMPANY. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Georgia, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Underwriting Agreement, and is duly registered as a financial holding company under the Bank Holding Company Act of 1956, as amended. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. As used herein, "Material Adverse Effect" means any material adverse change in or affecting the financial condition, earnings or business of the Company and its Subsidiaries (as defined below) considered as one enterprise, whether or not arising in the ordinary course of business.

                  (iv) GOOD STANDING OF SUBSIDIARIES. Each subsidiary of the Company (each, a "Subsidiary" and, collectively, the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and


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         to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such Subsidiary.

                  (v) AUTHORIZATION OF THIS UNDERWRITING AGREEMENT. This Underwriting Agreement has been duly authorized, executed and delivered by the Company.

                  (vi) AUTHORIZATION OF THE UNDERWRITTEN SECURITIES. The Underwritten Securities have been duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement and, when duly executed, authenticated, issued and delivered in the manner provided for in the Indenture against payment of the consideration therefor specified in this Underwriting Agreement, will constitute valid, legal and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles and the discretion of the courts in granting equitable remedies. Such Underwritten Securities will be substantially in the form contemplated by, and entitled to the benefits of, the Indenture.

                  (vii) AUTHORIZATION OF THE INDENTURE. The Indenture has been duly authorized, executed and delivered by the Company and, upon such authorization, execution and delivery, will constitute a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles and the discretion of the courts in granting equitable remedies.

                  (viii) DESCRIPTION OF THE UNDERWRITTEN SECURITIES AND INDENTURE. The Underwritten Securities will conform in all material respects to the descriptions thereof contained in the Prospectus and, when issued, will be in substantially the form filed as an exhibit to the Registration Statement.

                  (ix) ABSENCE OF DEFAULTS AND CONFLICTS. Neither the Company nor any of its Subsidiaries is in violation of its charter or bylaws. Neither the Company nor any of its Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse


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

         Effect. The execution, delivery and performance of this Underwriting Agreement and the Indenture, and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby and the consummation of the transactions contemplated herein and therein (including the issuance and sale of the Underwritten Securities and the use of the proceeds from the sale of the Underwritten Securities as described under the caption "Use of Proceeds" in the Prospectus) have been duly authorized by all necessary corporate action and do not and will not (a) whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets or property of the Company or any of its Subsidiaries pursuant to, any Agreements and Instruments, (b) result in any violation of the provisions of the articles of incorporation or bylaws of the Company or any of its Subsidiaries or (c) violate any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their assets or properties except, in the case of clauses (a) and (c), for such conflicts, breaches, defaults, Repayment Events, liens, charges, encumbrances, or violations that would not result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

                  (x) POSSESSION OF INTELLECTUAL PROPERTY. The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, trade secrets, trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and no officer of the Company or any of its Subsidiaries has received any notice of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein and which infringement, conflict, invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect.

                  (xi) POSSESSION OF LICENSES AND PERMITS. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, and the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to possess or comply with such Governmental Licenses would not, individually or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect. No officer of the Company or any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.


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

                  (xii) TITLE TO PROPERTY. The Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other material properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims or encumbrances of any kind, except (A) as otherwise stated in the Prospectus or (B) those which do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries. All of the leases and subleases material to the business of the Company and its Subsidiaries considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Prospectus, are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries, and no officer of the Company or any of its Subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

                  (xiii) INVESTMENT COMPANY ACT. Neither the Company nor any of its Subsidiaries is, and upon the issuance and sale of the Underwritten Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (xiv) ENVIRONMENTAL LAWS. Except as otherwise stated in the Registration Statement and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect,
         (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation or order relating to pollution or protection of human health, the environment, hazardous or toxic substances, or wastes, pollutants or contaminants ("Environmental Laws"), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance in all material respects with their requirements, and (C) there are no pending or, to the Company's knowledge, threatened administrative, regulatory or judicial actions, suits, claims, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against or affecting the Company or any of its Subsidiaries.

                  (xv) ACCOUNTING CONTROLS. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xvi) INSURANCE. Each of the Company and its Subsidiaries is insured (including in each case self-insurance and reinsurance) by insurers of recognized financial responsibility against such losses and risks and in such amounts and covering such risks as management reasonably believes are prudent and customary in the businesses in which it is engaged and all such insurance is in full force and effect; neither the Company nor any of its Subsidiaries has within the last three years been refused any insurance coverage applied for; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business; except in the case of each of the foregoing as would not have a Material Adverse Effect.

         (B) OFFICER'S CERTIFICATES. Any certificate signed by any officer of the Company or any of its Subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering of the Underwritten Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate.

         SECTION 2. SALE AND DELIVERY TO UNDERWRITERS; CLOSING

         (A) UNDERWRITTEN SECURITIES. The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to this Underwriting Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

         (B) SALE AND PURCHASE. The Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company the principal amount of Underwritten Securities opposite their names set forth in Schedule I hereto at a purchase price of __% of such principal amount. Upon the issuance and delivery to the Underwriters of the Underwritten Securities, the several Underwriters propose to offer the Underwritten Securities for sale upon the terms and conditions set forth in the Prospectus.

         (C) PAYMENT. The documents to be delivered at the Closing Time by or on behalf of the parties hereto shall be delivered at the offices of King & Spalding, Atlanta, Georgia, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called "Closing Time").

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representative for the respective accounts of the Underwriters of the Underwritten Securities to be purchased by them.

         It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Underwritten


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

Securities which it has severally agreed to purchase. The Representative, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Underwritten Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

         (D) DENOMINATIONS; REGISTRATION. The Underwritten Securities shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Time. The Underwritten Securities to be purchased by each Underwriter hereunder will be represented by one or more global notes in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Underwritten Securities to Banc of America Securities LLC, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor, by causing DTC to credit the Underwritten Securities to the account or to the order of Banc of America Securities LLC at DTC. The Company will cause the certificate or certificates representing the Underwritten Securities to be made available to Banc of America Securities LLC for inspection at least twenty-four hours prior to the Closing Time at the office of DTC or its designated custodian.

         SECTION 3. COVENANTS OF THE COMPANY.

         The Company covenants with the Representative and with each Underwriter participating in the offering of the Underwritten Securities, as follows:

         (A) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A of the 1933 Act Regulations and will notify directly a Managing Director of the Representative in the Corporate Finance department in Charlotte, North Carolina promptly of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order (to the extent known by the Company) suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Underwritten Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether any Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will use its reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (B) FILING OF AMENDMENTS. The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations) or any amendment or supplement to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

         (C) DELIVERY OF REGISTRATION STATEMENTS. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed or conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference therein) and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto, copies of which have been or will be furnished to the Underwriters, have been or will be, as the case may be, filed by electronic transmission with the Commission pursuant to EDGAR, in compliance in all material respects with Regulation S-T.

         (D) DELIVERY OF PROSPECTUSES. The Company will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies solely for purposes permitted and in the manner contemplated by the 1933 Act and for other purposes permitted by applicable law. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto, copies of which have been or will be furnished to the Underwriters, have been or will be, as the case may be, filed by electronic transmission with the Commission pursuant to EDGAR, in compliance in all material respects with Regulation S-T.

         (E) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Company will comply in all material respects with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations as required to permit the completion of the distribution of the Underwritten Securities as contemplated in this Underwriting Agreement and in the Registration Statement and the Prospectus. If at any time prior to the expiration of nine months after the time of issue of a Prospectus, the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Underwritten Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will give immediate notice directly to a Managing Director of the Representative in the Corporate Finance department in Charlotte, North Carolina, on behalf of the Underwriters to cease sales of the Underwritten Securities, and the Company will promptly prepare and file with the Commission, subject to
Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

         (F) BLUE SKY QUALIFICATIONS. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Underwritten Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect for so long as required for the distribution of the Underwritten Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a broker or dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

         (G) EARNINGS STATEMENT. The Company will make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of
Section 11(a) of the 1933 Act.

         (H) USE OF PROCEEDS. The Company will use the net proceeds received by it from the sale of the Underwritten Securities in the manner specified in the Prospectus under "Use of Proceeds."

         (I) RESTRICTION ON SALE OF SECURITIES. Between the date of this Underwriting Agreement and the Closing Time, the Company will not, without the prior written consent of the Representative, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any debt securities other than the Underwritten Securities.

         (J) REPORTING REQUIREMENTS. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         SECTION 4. PAYMENT OF EXPENSES.

         (A) EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Underwriting Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Underwriting Agreement, any agreement among underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Underwritten Securities, (iii) the preparation, issuance and delivery of the Underwritten Securities to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Underwritten Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the reasonable fees and disbursements of any Trustees and their respective counsel, (v) the qualification of the Underwritten Securities under state securities laws in accordance with the provisions of
Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel in connection therewith and in connection with the preparation, printing and delivery of any Blue Sky Survey or Legal Investment Survey, and any amendment thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and the Prospectus and any amendments or supplements thereto, (vii) the fees charged by nationally recognized statistical rating organizations for the rating of the Underwritten Securities, if applicable, (viii) the fees and expenses incurred with respect to the listing of the Underwritten Securities, if applicable, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Underwritten Securities, (x) the fees and expenses of any Underwriter acting in the capacity of a "qualified independent underwriter" (as defined in the bylaws of the NASD), if applicable, and (xi) the expenses of the Company and the Underwriters incurred in connection with any "road show" relating to the offering of the Underwritten Securities. It is understood, however, that except as provided in this Section 4, and in Sections 6 and 7 hereof, the Underwriters will be responsible for all their own costs and expenses, including the fees of their counsel, any transfer taxes on the Underwritten Securities upon resale by them and all other expenses incurred by them in connection with any offering of the Underwritten Securities made by the Underwriters.

         (B) TERMINATION OF AGREEMENT. If this Underwriting Agreement is terminated by the Representative in accordance with the provisions of Section 5 (other than Section 5(c)) or Section 9(b)(i) or the first clause of Section 9(b)(iii) or Section 9(b)(v) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses reasonably incurred by the Underwriters in connection with preparations for the purchase, sale and delivery of Underwritten Securities pursuant to this Underwriting Agreement, including the reasonable fees and disbursements of counsel for the Underwriters, but the Company shall then be under no further liability to any Underwriter with respect to such Underwritten Securities except as provided in Sections 4(a), 6 and 7 hereof.

         SECTION 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS.

         The obligations of the Underwriters to purchase and pay for the Underwritten Securities pursuant to this Underwriting Agreement are subject to the accuracy of the representations and warranties of the Company contained in
Section 1 hereof or in certificates of any officer of the Company or any of its Subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

         (A) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been initiated or be pending or, to the Company's knowledge, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with. The Prospectus shall have been filed with the Commission in accordance with Rule 424(b) (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

         (B) OPINION OF COUNSEL FOR COMPANY. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of (i) G. Sanders Griffith, III, Senior Executive Vice President and General Counsel of the Company, together with signed copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A hereto, and
(ii) King & Spalding, counsel for the Company, together with signed copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit B hereto.

         (C) OPINION OF COUNSEL FOR UNDERWRITERS. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Moore & Van Allen PLLC, counsel for the Underwriters, together with signed copies of such letter for each of the other Underwriters, with respect to the matters set forth in clauses (1), (2), (4), (5), (6) (solely as to the information in the Prospectus under "Description of the Senior Notes"), (9),
(10) and the penultimate paragraph of Exhibit B hereto. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of New York and the federal laws of the United States, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries otherwise delivered in connection with the closing and certificates of public officials.

         (D) OFFICERS' CERTIFICATE. At Closing Time, there shall not have been, since the date of this Underwriting Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that to their knowledge
(i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened by the Commission.

         (E) ACCOUNTANT'S COMFORT LETTER. At the time of the execution of this Underwriting Agreement, the Representative shall have received from KPMG LLP a letter dated such date, in form and substance reasonably satisfactory to the Representative, together with signed copies of such letter for each of the other Underwriters, including matters such as those set forth in Annex I hereto and containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (F) BRING-DOWN COMFORT LETTER. At the Closing Time, the Representative shall have received from KPMG LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

         (G) RATINGS. At Closing Time, the Underwritten Securities shall have a rating of _____ accorded by any "nationally recognized statistical rating organization," as defined by the Commission for purposes of Rule 436(g)(2) of the 1933 Act Regulations, and the Representative shall have confirmed such rating with the rating organization.

         (H) ADDITIONAL DOCUMENTS. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Underwritten Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

         SECTION 6. INDEMNIFICATION.

         (A) INDEMNIFICATION OF UNDERWRITERS. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information deemed to be a part thereof or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that (A) this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information deemed to be a part thereof or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and (B) the foregoing indemnity with respect to any untrue statement or alleged untrue statement contained in or any omission or alleged omission from any preliminary prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, liability, claim, damage or expense purchased any Underwritten Securities if and to the extent that the Company shall sustain the burden of proving, and a determination shall have been made by a court of competent jurisdiction by final and nonappealable judgment, that (i) the untrue statement or alleged untrue statement or omission or alleged omission contained in the preliminary prospectus was corrected in the Prospectus; (ii) such person was not sent or given a copy of the Prospectus (excluding documents incorporated by reference) at or prior to the written confirmation of the sale of such Underwritten Securities to such person; and (iii) the Company had previously complied with
Section 3(d) of this Agreement.

         (B) INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information deemed to be a part thereof or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (C) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent the indemnifying party is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, in each case at such indemnifying party's expense, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the named parties in the action include both the indemnifying party and the indemnified party and the representation of both parties by the same counsel would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based on the advice of counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) if the indemnifying party has elected to assume the defense of such action and the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice to the indemnifying party of the institution of such action; provided, however, that, subject to
Section 7 below, if the indemnified party is not ultimately determined to be entitled to indemnification hereunder, all such fees, costs and expenses paid by the indemnifying party shall be reimbursed by the indemnified party to the indemnifying party, or (iv) the indemnifying party shall have authorized the indemnified party to employ separate counsel at the expense of the indemnifying party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any necessary local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (D) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If an indemnified party is entitled to have fees and expenses of counsel reimbursed pursuant to Section 6(c) and shall have requested an indemnifying party to reimburse the indemnified party for such fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, which request shall be in writing and set forth reasonable detail regarding such fees and expenses, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party describing in reasonable detail a good faith basis for concluding that the unpaid balance is unreasonable, in each case prior to the date of such settlement.

         SECTION 7. CONTRIBUTION.

         If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Underwritten Securities pursuant to this Underwriting Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Underwritten Securities pursuant to this Underwriting Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Underwritten Securities (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of such Underwritten Securities as set forth on such cover.

         The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Underwritten Securities set forth opposite their respective names in Schedule I to this Underwriting Agreement and not joint.

         SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE
                    DELIVERY.

         All representations, warranties and agreements contained in this Underwriting Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Underwritten Securities.

         SECTION 9. TERMINATION.

         (A) UNDERWRITING AGREEMENT. If any condition specified in Section 5 of this Underwriting Agreement shall not have been fulfilled when and as required to be fulfilled, this Underwriting Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Time. This Underwriting Agreement also may be terminated for any reason at any time by the Company or by the Representative upon the giving of 10 days' prior written notice of such termination to the other party hereto.

         (B) TERMINATION; GENERAL. The Representative may terminate this Underwriting Agreement, by notice to the Company, at any time at or prior to the Closing Time, if (i) there has been, since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred, since the execution of this Underwriting Agreement, any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or there has occurred any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is to make it, in the judgment of the Representative, impracticable to market the Underwritten Securities or to enforce contracts for the sale of the Underwritten Securities, or (iii) trading in the common stock of the Company has been suspended or materially limited or if trading generally on the New York Stock Exchange or the American
Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or (iv) a banking moratorium has been declared by federal, New York, North Carolina or Georgia authorities or (v) there is any downgrading in the rating accorded the Underwritten Securities by any "nationally recognized statistical rating organization" as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act or if any such rating organization shall have publicly announced that it has placed any of such Underwritten Securities on what is commonly termed a "watch list" for possible downgrading.

         (C) LIABILITIES. If this Underwriting Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS.

         If one or more of the Underwriters shall fail at the Closing Time to purchase the Underwritten Securities which it or they are obligated to purchase under this Underwriting Agreement (the "Defaulted Securities"), then the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number or aggregate principal amount, as the case may be, of Defaulted Securities does not exceed 10% of the number or aggregate principal amount, as the case may be, of Underwritten Securities to be purchased on such date pursuant to this Underwriting Agreement, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under this Underwriting Agreement bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (b) if the number or aggregate principal amount, as the case may be, of Defaulted Securities exceeds 10% of the number or aggregate principal amount, as the case may be, of Underwritten Securities to be purchased on such date pursuant to this Underwriting Agreement, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Underwritten Securities, and if such non-defaulting Underwriters do not purchase all the Underwritten Securities, this Underwriting Agreement shall terminate without liability on the part of any non-defaulting Underwriter or on the part of the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 4 and the indemnification and contribution provisions in Sections 6 and 7 hereof.

         No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Underwriting Agreement either the Representative or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

         SECTION 11. NOTICES.

         All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the address of the Representative as set forth above; notices to the Company shall be directed to the Company at One Arsenal Place, Suite 301, 901 Front Avenue, Columbus, Georgia 30901, attention of General Counsel.

         SECTION 12. PARTIES.

         This Underwriting Agreement shall inure to the benefit of and be binding upon the Company and each of the Underwriters and their respective successors. Nothing expressed or mentioned in this Underwriting Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or any provision herein contained. This Underwriting Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. GOVERNING LAW AND TIME.

         THIS UNDERWRITING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 14. EFFECT OF HEADINGS.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Underwriting Agreement, along with all counterparts, will become a binding agreement between the Representative and the Company in accordance with its terms.

                                Very truly yours,

                                SYNOVUS FINANCIAL CORP.



                                By:
                                   ------------------------------------------
                                Name:
                                Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

BANC OF AMERICA SECURITIES LLC
GOLDMAN, SACHS & CO.
THE ROBINSON-HUMPHREY COMPANY, LLC
SALOMON SMITH BARNEY INC.

By:
BANC OF AMERICA SECURITIES LLC
As Representative of the several Underwriters



---------------------------------------------
Authorized Signatory

                                   Schedule I

                                                                                             Principal
                                                                                              Amount
                                                                                                of
                                                                                            Underwritten
Underwriters                                                                                 Securities
------------                                                                                ------------
Banc of America Securities LLC......................................................        $
Goldman, Sachs & Co.................................................................
The Robinson-Humphrey Company, LLC..................................................
Salomon Smith Barney Inc............................................................
                                                                                            ------------
         Total......................................................................        $200,000,000
                                                                                            ============


                                    Sch I-1

                                   Schedule II


Subsidiary Name
---------------

Columbus Bank and Trust Company
Total System Services, Inc.
Athens First Bank & Trust Company
Bank of North Georgia
First Commercial Bank of Birmingham
National Bank of South Carolina


                                    Sch II-1

                                    EXHIBIT A

                  FORM OF OPINION OF COMPANY'S GENERAL COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

         (1) Each of the Company and the Subsidiaries set forth on Schedule II is a corporation or banking corporation, as the case may be, validly existing in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and with respect to the Company, to enter into and perform its obligations under the Underwriting Agreement, and each of them is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the ownership or leasing of its properties or conduct of its business requires such qualification except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Except as otherwise stated in the Prospectus, all of the issued and outstanding capital stock of each Subsidiary set forth on Schedule II has been duly authorized and validly issued and is, fully paid and non-assessable and is owned of record by the Company, directly or indirectly through Subsidiaries, [free and clear to such counsel's knowledge of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.]

         (2) The execution, delivery and performance of the Underwriting Agreement and the Indenture and the consummation of the transactions contemplated thereby (including the use of the proceeds from the sale of the Underwritten Securities as described under the caption "Use of Proceeds" in the Prospectus), do not and will not (a) result in any violation of the articles of incorporation or bylaws of the Company or any of its Subsidiaries, (b) conflict with, constitute a breach of or a default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets or property of the Company or any of its Subsidiaries pursuant to any Agreements or Instruments, except for conflicts, breaches, defaults, Repayment Events, liens, charges or encumbrances that do not have a Material Adverse Effect, or (c) violate any existing law, rule or regulation applicable to the Company or any judgment, order, writ, injunction or decree known to such counsel of any governmental authority or court having jurisdiction over the Company except in each case for violations that do not have a Material Adverse Effect.

         (3) To the knowledge of such counsel, (a) there are no legal or governmental proceedings pending or threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties or assets of the Company or any of its Subsidiaries is subject that are required to be described in the Prospectus that are not so described and (b) there is no contract or other document required to be disclosed in the Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required.

         (4) The authorized, issued and outstanding shares of capital stock of the Company as of September 30, 2000 are as set forth in the column entitled "Actual" under the caption "Capitalization" in the Prospectus.

         (5) The statements in the Prospectus under the caption "Certain Regulatory Considerations", insofar as such statements constitute a summary of the legal matters referred to therein, fairly present the information required to be described with respect to such legal matters and fairly summarize in all material respects such legal matters.

         (6) Each document incorporated by reference in the Registration Statement and the Prospectus (in each case other than the financial statements and notes thereto, the financial statement schedules and the Form T-1 included or incorporated by reference therein), when it was filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Regulations.

                                    EXHIBIT B

                       FORM OF OPINION OF KING & SPALDING
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

         (1) Each of the Company, Columbus Bank and Trust Company and Total System Services, Inc. is a corporation or banking corporation validly existing in good standing under the laws of the State of Georgia. The Company has the corporate power and authority to enter into and perform its obligations under the Underwriting Agreement.

         (2) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

         (3) The Underwritten Securities have been duly authorized by the Company and, when executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles and the discretion of the courts in granting equitable remedies; and the Underwritten Securities will be entitled to the benefits of the Indenture. The Global Note (as defined in the Indenture) representing the Underwritten Securities will in all material respects be in the form contemplated by the Indenture.

         (4) The Indenture has been duly authorized, executed and delivered by the Company and, assuming that the Trustee has satisfied all legal requirements that are applicable to it to the extent necessary to make the Indenture enforceable against it, the Indenture constitutes a legal, valid and binding instrument of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles and the discretion of the courts in granting equitable remedies; and the Indenture has been duly qualified under the 1939 Act.

         (5) The Underwritten Securities and the Indenture conform in all material respects to the descriptions thereof in the Prospectus.

         (6) The statements in the Prospectus under the caption "Description of the Senior Notes", and in the Registration Statement under Item 15, insofar as such statements constitute summaries of the documents (or provisions thereof) or statutes (or provisions thereof) referred to therein, fairly present the information required to be described with respect to such documents (or provisions thereof) or statutes (or provisions thereof) and fairly summarize in all material respects such documents (or provisions thereof) or statutes (or provisions thereof).

         (7) The execution, delivery and performance of the Underwriting Agreement and the Indenture and the consummation of the transactions contemplated thereby (including the use of proceeds from the sale of the Underwritten Securities as described under the caption "Use of Proceeds" in the Prospectus), do not and will not violate any existing federal, New York or Georgia law, rule or regulation applicable to the Company except in the case for violations that do not have a Material Adverse Effect.

         (8) To our knowledge, there are no legal or governmental proceedings, inquiry or investigation pending or threatened to which the Company or any of its Subsidiaries is a party or to which the assets or properties of the Company or any of its Subsidiaries is subject that would have a Material Adverse Effect or materially and adversely affect consummation of the transactions contemplated by the Underwriting Agreement.

         (9) The Registration Statement has become effective under the 1933 Act and the Prospectus has been filed pursuant to Rule 424(b) under the 1933 Act within the time period required by Rule 424(b). To our knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending under the 1933 Act.

         (10) The Registration Statement, as of its effective date, and the Prospectus, as of its issue date and at the Closing Time, complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations (in each case other than the financial statements and notes thereto, the financial statement schedules, the other financial and statistical data and the Form T-1 included or incorporated by reference therein and provided further that such counsel shall express no opinion as to whether the incorporated documents comply as to form with the 1933 Act and the 1933 Act Regulations).

         (11) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the issuance, sale and delivery of the Underwritten Securities by the Company or for the consummation by the Company of the transactions contemplated by the Underwriting Agreement, except such as have been obtained under the 1933 Act, the 1933 Act Regulations, the 1939 Act and the rules and regulations of the Commission under the 1939 Act and such as may be required under state securities laws.

         In addition, such counsel shall state that nothing has come to their attention that causes them to believe that (i) the Registration Statement or any post-effective amendment thereto (other than the financial statements and notes thereto, the financial statement schedules, the other financial and statistical data and the Form T-1 included or incorporated by reference therein, as to which such counsel shall express no belief), at the time such Registration Statement or any post-effective amendment thereto became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or
(ii) that the Prospectus (other than the financial statements and notes thereto, the financial statement schedules, the other financial and statistical data and the Form T-1 included or incorporated by reference therein, as to which we express no belief), on the date of such Prospectus and as of the Closing Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                     ANNEX I

          FORM OF ACCOUNTANTS' COMFORT LETTER PURSUANT TO SECTION 5(e)

         (i) We are independent public accountants with respect to the Company within the meaning of the 1933 Act and the applicable published 1933 Act Regulations.

         (ii) In our opinion, the audited financial statements and the related financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder.

         (iii) On the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the unaudited interim consolidated financial statements of the Company for the quarters and three, six and nine month periods ended March 31, 2000, June 30, 2000 and September 30, 2000, respectively, included or incorporated by reference in the Registration Statement and the Prospectus (the "interim financials"), a reading of the latest available unaudited interim consolidated financial statements of the Company, a reading of the minutes of all meetings of the shareholders and directors of the Company and its Subsidiaries and the and Committees of the Company's Board of Directors and any Subsidiary committees since _________________, inquiries of certain officials of the Company and its Subsidiaries responsible for financial and accounting matters, a review of interim financial information in accordance with standards established by the American Institute of Certified Public Accountants in Statement on Auditing Standards No. 71, Interim Financial Information ("SAS 71"), with respect to the interim financials, and such other inquiries and procedures as may be specified in such letter, nothing came to our attention that caused us to believe that:

                  (A) the interim financials included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations applicable to unaudited interim financial statements included or incorporated by reference in registration statements or any material modifications should be made to the interim financials included or incorporated by reference in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles;

                  (B) at _________, 2000 and at a specified date not more than five days prior to the date of the Underwriting Agreement, there was any change in the capital stock of the Company and its Subsidiaries or any decrease in the total assets or shareholders investment of the Company and its Subsidiaries or any increase in the notes and bonds payable and total liabilities of the Company and its Subsidiaries, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, except in each case for changes, decreases or increases that the Registration Statement and the Prospectus disclose have occurred or may occur; or


                                   Annex I-1

                  (C)      for the period from _________, 2000 to _________,
         2000 and for the period from _________, 2000 to a specified date not more than five days prior to the date of the Underwriting Agreement, there was any decrease in consolidated total revenues, operating income, or net income, in each case as compared with the comparable period in the preceding year, except in each case for any decreases that the Registration Statement and the Prospectus disclose have occurred or may occur.

         (iv) Based upon the procedures set forth in clause (iii) above and a reading of the Selected Financial Data included in the Registration Statement and the Prospectus and a reading of the financial statements from which such data were derived, nothing came to our attention that caused us to believe that the Selected Financial Data included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the disclosure requirements of Item 301 of Regulation S-K of the 1933 Act, that the amounts included in the Selected Financial Data are not in agreement with the corresponding amounts in the audited consolidated financial statements for the respective periods or that the financial statements not included or incorporated by reference in the Registration Statement and the Prospectus from which certain of such data were derived are not in conformity with generally accepted accounting principles.

         (v) We have compared the information in the Registration Statement and the Prospectus under selected captions with the disclosure requirements of Regulation S-K of the 1933 Act and on the basis of limited procedures specified herein, nothing came to our attention that caused us to believe that this information does not comply as to form in all material respects with the disclosure requirements of Items 302, 402 and 503(d), respectively, of Regulation S-K.

         (vi) In addition to the procedures referred to in clause (ii) above, we have performed other procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing or incorporated by reference in the Registration Statement and the Prospectus, which are specified herein, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company.


                                   Annex I-2